Exhibit 99.1
Ann Parker, Director
Investor Relations
605-988-1000
ann.parker@lodgenet.com
LODGENET ANNOUNCES OFFERING OF SENIOR SECURED SECOND LIEN NOTES DUE 2016
     SIOUX FALLS, SD, September 20, 2010 — LodgeNet Interactive Corporation, (Nasdaq: LNET), today announced that it intends to offer $435 million aggregate principal amount of senior secured second lien notes due 2016 (the “Notes”) and to enter into a commitment for a new first lien revolving credit facility of up to $25 million.
     The Notes will be offered in a private offering, subject to market and other customary conditions. The Company intends to use the net proceeds from the offering to fully repay borrowings and to terminate the commitments under the Company’s existing credit facilities, pay certain financing and swap breakage fees and for general corporate purposes. Following the closing of the offering, the Company also intends to enter into a new first lien revolving credit facility of up to $25 million. The principal purpose of the transactions is to extend the maturity of the Company’s indebtedness and to provide the Company with greater flexibility in executing its business plan.
     This notice does not constitute an offer to sell or a solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About LodgeNet Interactive
     LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses. LodgeNet Interactive serves approximately 1.9 million hotel rooms worldwide in addition to healthcare facilities throughout the United States. The Company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
     The statements in this press release regarding the proposed private placement and its terms, including the proposed use of proceeds, are forward-looking statements that involve risks and uncertainties, including, but not limited to, market conditions and the price and market for the securities being offered, or further weakening of economic conditions. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
Confidential — LodgeNet Proprietary Information